UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  January 19, 2012

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES
CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

The registrant’s press release dated January 19, 2012, regarding its financial results for the periods ended December 31, 2011, including consolidated financial statements for the periods ended December 31, 2011, is Attachment I of this Form 8-K.  Attachment II are the slides for IBM’s Chief Financial Officer Mark Loughridge’s fourth quarter earnings presentation on January 19, 2012, as well as certain reconciliation and other information (“Non-GAAP Supplementary Materials”) for information in Attachment I (press release), Attachment II (slides) and in Mr. Loughridge’s presentation. All of the information in Attachment I and II is hereby filed.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 19, 2012

	By:	/s/ James J. Kavanaugh

James J. Kavanaugh
Vice President and Controller

3

ATTACHMENT I

IBM REPORTS 2011 FOURTH-QUARTER AND FULL-YEAR RESULTS

Fourth-Quarter 2011:

•      Diluted EPS:

—    GAAP: $4.62, up 11 percent;

—    Operating (non-GAAP): $4.71, up 11 percent;

•      Net income:

—    GAAP: $5.5 billion, up 4 percent;

—    Operating (non-GAAP): $5.6 billion, up 5 percent;

•      Gross profit margin:

—    GAAP: 49.9 percent, up 0.9 points;

—    Operating (non-GAAP): 50.2 percent, up 1.1 points;

•      Revenue of $29.5 billion, up 2 percent as reported, 1 percent adjusting for currency;

•      Software revenue up 9 percent;

•      Global Technology Services revenue up 3 percent;

•      Global Business Services revenue up 3 percent, 2 percent adjusting for currency;

•      Services backlog of $141 billion, up $4 billion as reported, up $5 billion adjusting for currency, quarter to quarter;

•      Systems and Technology revenue down 8 percent.

Full-Year 2011:

•      Diluted EPS, up double-digits for 9th consecutive year;

—    GAAP: $13.06, up 13 percent;

—    Operating (non-GAAP): $13.44, up 15 percent;

•      Net income:

—    GAAP: $15.9 billion, up 7 percent;

—    Operating (non-GAAP): $16.3 billion, up 9 percent;

•      Revenue of $106.9 billion, up 7 percent, up 3 percent adjusting for currency;

•      Free cash flow of $16.6 billion, up $300 million;

•      Growth markets revenue up 16 percent, up 11 percent adjusting for currency;

•      Business analytics revenue up 16 percent;

•      Smarter Planet revenue up 47 percent;

•      Cloud revenue more than tripled 2010 revenue.

Full-Year 2012 Expectation:

•      GAAP EPS of at least $14.16 and operating (non-GAAP) EPS of at least $14.85.

ARMONK, N.Y., January 19, 2012 . . . IBM (NYSE: IBM) today announced fourth-quarter 2011 diluted earnings of $4.62 per share, compared with diluted earnings of $4.18 per share in the fourth quarter of 2010, an increase of 11 percent.    Operating (non-GAAP) diluted earnings were $4.71 per share, compared with operating diluted earnings of $4.25 per share in the fourth quarter of 2010, an increase of 11 percent.

Fourth-quarter net income was $5.5 billion compared with $5.3 billion in the fourth quarter of 2010, an increase of 4 percent. Operating (non-GAAP) net income was $5.6 billion compared with $5.4 billion in the fourth quarter of 2010, an increase of 5 percent.

Total revenues for the fourth quarter of 2011 of $29.5 billion increased 2 percent (1 percent, adjusting for currency) from the fourth quarter of 2010.  While currency provided a benefit to revenue growth of approximately 25 basis points in the quarter, currency movements since the company announced its third-quarter earnings in October impacted fourth-quarter revenue by approximately one point of growth, or $300 million.

“We had a strong fourth-quarter performance, capping a year of record earnings per share, revenue, profit and free cash flow,” said Ginni Rometty, IBM president and chief executive officer.  “We delivered outstanding results in all four of our strategic initiatives for the quarter and the year, as we continued to realize the benefit of our long-term investments in growth markets, business analytics, Smarter Planet solutions and cloud.  We are well on track toward our long-term roadmap for operating earnings per share of at least $20 in 2015.”

Fourth-Quarter GAAP - Operating (non-GAAP) Reconciliation

Fourth-quarter operating (non-GAAP) diluted earnings exclude $0.09 per share of net charges: $0.10 per share for the amortization of purchased intangible assets and other acquisition-related charges, offset by ($0.01) per share for retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

Full-Year 2012 Expectation

IBM said that it expects to deliver full-year 2012 GAAP earnings per share of at least $14.16; and operating (non-GAAP) earnings per share of at least $14.85.  The 2012 operating (non-GAAP) earnings exclude $0.69 per share of charges for amortization of purchased intangible assets, other acquisition-related charges, and retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

Geographic Regions

The Americas’ fourth-quarter revenues were $12.5 billion, an increase of 3 percent (3 percent, adjusting for currency) from the 2010 period.  Revenues from Europe/Middle East/Africa were $9.6 billion, up 1 percent (1 percent, adjusting for currency).  Asia-Pacific revenues increased 2 percent (down 1 percent, adjusting for currency) to $6.7 billion.  OEM revenues were $714 million, down 9 percent compared with the 2010 fourth quarter.

Growth Markets

Revenues from the company’s growth markets increased 7 percent (8 percent, adjusting for currency).  Revenues in the BRIC countries — Brazil, Russia, India and China — increased 10 percent (11 percent, adjusting for currency).

Services

Global Technology Services segment revenues increased 3 percent (3 percent, adjusting for currency) to $10.5 billion.  Global Business Services segment revenues were up 3 percent (2 percent, adjusting for currency) at $4.9 billion.

Pre-tax income from Global Technology Services increased 18 percent; pre-tax margin increased to 18.0 percent.  Global Business Services pre-tax income increased 14 percent; pre-tax margin increased to 16.6 percent.

The estimated services backlog at December 31 was $141 billion, up $4 billion as reported ($5 billion, adjusting for currency), quarter to quarter, and down $2 billion as reported (flat, adjusting for currency), year over year.  Services backlog at the end of a quarter measures the current value of work under contract expected to be recognized as revenue in future quarters.

Software

Revenues from the Software segment were $7.6 billion, an increase of 9 percent (9 percent, adjusting for currency).  Software pre-tax income of $3.7 billion increased 12 percent year over year.

Revenues from IBM’s key middleware products, which include WebSphere,  Information Management, Tivoli, Lotus and Rational products, were $5.2 billion, an increase of 11 percent (11 percent, adjusting for currency) versus the fourth quarter of 2010.  Operating systems revenues of $710 million increased 3 percent (3 percent, adjusting for currency) compared with the prior-year quarter.

Revenues from the WebSphere family of software products increased 21 percent year over year.  Information Management software revenues increased 9 percent.  Revenues from Tivoli software increased 14 percent.  Revenues from Lotus software decreased 2 percent, and Rational software increased 4 percent.

Hardware

Revenues from the Systems and Technology segment totaled $5.8 billion for the quarter, down 8 percent (8 percent, adjusting for currency) from the fourth quarter of 2010.  Systems and Technology pre-tax income was $790 million, a decrease of 33 percent.

Total systems revenues decreased 7 percent (7 percent, adjusting for currency).    Revenues from Power Systems increased 6 percent compared with the 2010 period.  Revenues from System z mainframe server products decreased 31 percent compared with the year-ago period which was the first full quarter after a new product introduction.  Total delivery of System z computing power, as measured in MIPS (millions of instructions per second), decreased 4 percent.  Revenues from System x decreased 2 percent.  Revenues from System Storage decreased 1 percent, and revenues from Retail Store Solutions increased 9 percent year over year.  Revenues from Microelectronics OEM decreased 11 percent.

Financing

Global Financing segment revenues decreased 13 percent (13 percent, adjusting for currency) in the fourth quarter to $548 million.  Pre-tax income for the segment decreased 9 percent to $514 million.

***

The company’s total gross profit margin was 49.9 percent in the 2011 fourth quarter compared with 49.0 percent in the 2010 fourth-quarter period.  Total operating (non-GAAP) gross profit margin was 50.2 percent in the 2011 fourth quarter compared with 49.1 percent in the 2010 fourth-quarter period, with increases in Services and Software.

Total expense and other income increased 2 percent to $7.4 billion compared with the prior-year period.  S,G&A expense of $6.1 billion increased 2 percent year over year compared with prior-year expense.  R,D&E expense of $1.6 billion decreased 1 percent compared with the year-ago period.  Intellectual property and custom development income decreased to $253 million compared with $318 million a year ago.  Other (income) and expense was income of $44 million compared with prior-year income of $42 million.  Interest expense increased to $113 million compared with $102 million in the prior year.

Total operating (non-GAAP) expense and other income increased 2 percent to $7.4 billion compared with the prior-year period.  Operating (non-GAAP) S,G&A expense of $6.0 billion increased 2 percent year over year compared with prior-year expense.  Operating (non-GAAP) R,D&E expense of $1.6 billion decreased 2 percent compared with the year-ago period.

Pre-tax income increased 5 percent to $7.3 billion; total operating (non-GAAP)  pre-tax income increased 6 percent to $7.4 billion.  Pre-tax margin was 24.7 percent, up 0.7 points; total operating (non-GAAP) pre-tax margin was 25.1 percent, up 0.9 points.

IBM’s tax rate was 24.5 percent, up 0.1 points year over year; total operating (non-GAAP) tax rate was 24.4 percent, up 0.7 points.

Net income margin increased 0.5 points to 18.6 percent; total operating (non-GAAP) net income margin was 19.0 percent, an increase of 0.5 points.

The weighted-average number of diluted common shares outstanding in the fourth-quarter 2011 was 1.19 billion compared with 1.26 billion shares in the same period of 2010.

In the quarter, IBM generated free cash flow of $9.0 billion excluding Global Financing receivables, up approximately $300 million year over year.

Full-Year 2011 Results

Net income for the year ended December 31, 2011 was $15.9 billion compared with $14.8 billion in the year-ago period, an increase of 7 percent.  Operating (non-GAAP) net income was $16.3 billion compared with $15.0 billion in 2010, an increase of 9 percent.

Diluted earnings were $13.06 per share compared with $11.52 per diluted share in 2010, an increase of 13 percent.  Operating (non-GAAP) diluted earnings were $13.44 per share, compared with operating diluted earnings of $11.67 per share in 2010, an increase of 15 percent.  This was the company’s 9th consecutive year of double-digit EPS growth.

Revenues for 2011 totaled $106.9 billion, an increase of 7 percent (3 percent, adjusting for currency), compared with $99.9 billion in 2010.

GAAP - Operating (non-GAAP) Reconciliation

Operating (non-GAAP) diluted earnings for the year exclude $0.38 per share of net charges: $0.41 per share for the amortization of purchased intangible assets and other acquisition-related charges, offset by ($0.03) per share for retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

Geographic Regions

From a geographic perspective, the Americas’ full-year revenues were $44.9 billion, an increase of 7 percent (6 percent, adjusting for currency) from the 2010 period.  Revenues from Europe/Middle East/Africa were $34.0 billion, an increase of 7 percent (2 percent, adjusting for currency).  Asia-Pacific revenues increased 9 percent (2 percent, adjusting for currency) to $25.3 billion.  OEM revenues were $2.7 billion, down 2 percent (3 percent, adjusting for currency) compared with 2010.

Growth Markets

Revenues from the company’s growth markets increased 16 percent (11 percent, adjusting for currency), and represents 22 percent of IBM’s total geographic revenue.  Revenues in the BRIC countries — Brazil, Russia, India and China — increased 19 percent (16 percent, adjusting for currency).

Segments

Total Global Services revenues increased 7 percent (2 percent, adjusting for currency).  Revenues from the Global Technology Services segment totaled $40.9 billion, an increase of 7 percent (3 percent, adjusting for currency) compared with 2010.  Revenues from the Global Business Services segment were $19.3 billion, up 6 percent (1 percent, adjusting for currency).  Software segment revenues in 2011 totaled $24.9 billion, an increase of 11 percent (8 percent, adjusting for currency).  Systems and Technology segment revenues were $19.0 billion, an increase of 6 percent (3 percent, adjusting for currency).  Global Financing segment revenues totaled $2.1 billion, a decrease of 6 percent (9 percent, adjusting for currency).

***

The company’s total gross profit margin was 46.9 percent in 2011 compared with 46.1 percent in 2010.  Overall gross profit margins improved year over year for the 8th consecutive year.  Total operating (non-GAAP) gross profit margin was 47.2 percent in the 2011 period compared with 46.1 percent in the 2010 period, with increases in Services, Software, and Systems and Technology.

The weighted-average number of diluted common shares outstanding in 2011 was 1.21 billion compared with 1.29 billion shares in 2010.  As of December 31, 2011, there were 1.16 billion basic common shares outstanding.

Debt, including Global Financing, totaled $31.3 billion, compared with $28.6 billion at year-end 2010.  From a management segment view, Global Financing debt totaled $23.3 billion versus $22.8 billion at year-end 2010, resulting in a debt-to-equity ratio of 7.2 to 1.  Non-global financing debt totaled $8.0 billion, an increase of $2.2 billion since year-end 2010, resulting in a debt-to-capitalization ratio of 32.0 percent from 22.6 percent.

IBM ended 2011 with $11.9 billion of cash on hand and generated free cash flow of $16.6 billion excluding Global Financing receivables, up approximately $300 million year over year.  The company returned $18.5 billion to shareholders through $3.5 billion in dividends and $15.0 billion of share repurchases.  The balance sheet remains strong, and the company is well positioned to support the business over the long term.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: a downturn in economic environment and corporate IT spending budgets; the company’s failure to meet growth and productivity objectives, a failure of the company’s innovation initiatives; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; breaches of data security; fluctuations in financial results and purchases, impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; the company’s ability to attract and retain key personnel and its reliance on critical skills; impacts of relationships with critical suppliers and business with government clients; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels; the company’s ability to successfully manage acquisitions and alliances; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Q, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM results and expectations —

•      presenting operating (non-GAAP) earnings per share amounts and related income statement items;

•      presenting non-global financing debt-to-capitalization ratio;

•      adjusting for free cash flow;

•      adjusting for currency (i.e., at constant currency).

The rationale for management’s use of non-GAAP measures is included as part of the supplementary materials presented within the fourth-quarter earnings materials.  These materials are available on the IBM investor relations Web site at www.ibm.com/investor and are being included in Attachment II (“Non-GAAP Supplementary Materials”) to the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EST, today.  Investors may participate by viewing the Webcast at www.ibm.com/investor/4q11.  Presentation charts will be available on the Web site shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Dollars in millions except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
			Percent			Percent
	2011	2010*	Change	2011	2010*	Change
REVENUE

Global Technology Services	$10,452	$10,165	2.8%	$40,879	$38,201	7.0%
Gross margin	36.6%	34.5%		35.0%	34.5%

Global Business Services	4,877	4,758	2.5%	19,284	18,223	5.8%
Gross margin	29.3%	28.0%		28.8%	28.0%

Software	7,648	7,039	8.7%	24,944	22,485	10.9%
Gross margin	89.8%	89.6%		88.5%	87.9%

Systems and Technology	5,803	6,277	-7.6%	18,985	17,973	5.6%
Gross margin	40.5%	43.6%		39.8%	38.1%

Global Financing	548	628	-12.9%	2,102	2,238	-6.1%
Gross margin	49.7%	51.8%		49.8%	51.3%

Other	159	151	4.7%	722	750	-3.8%
Gross margin	-11.0%	10.3%		-54.5%	-8.6%

TOTAL REVENUE	29,486	29,019	1.6%	106,916	99,870	7.1%

GROSS PROFIT	14,722	14,227	3.5%	50,138	46,014	9.0%
Gross margin	49.9%	49.0%		46.9%	46.1%

EXPENSE AND OTHER INCOME

S,G&A	6,076	5,951	2.1%	23,594	21,837	8.0%
% of revenue	20.6%	20.5%		22.1%	21.9%

R,D&E	1,555	1,578	-1.5%	6,258	6,026	3.8%
% of revenue	5.3%	5.4%		5.9%	6.0%

Intellectual property and custom development income	(253)	(318)	-20.4%	(1,108)	(1,154)	-4.0%
Other (income) and expense	(44)	(42)	4.9%	(20)	(787)	-97.4%
Interest expense	113	102	11.6%	411	368	11.6%

TOTAL EXPENSE AND OTHER INCOME	7,448	7,271	2.4%	29,135	26,291	10.8%
% of revenue	25.3%	25.1%		27.3%	26.3%

INCOME BEFORE INCOME TAXES	7,274	6,956	4.6%	21,003	19,723	6.5%
Pre-tax margin	24.7%	24.0%		19.6%	19.7%

Provision for income taxes	1,784	1,698	5.1%	5,148	4,890	5.3%
Effective tax rate	24.5%	24.4%		24.5%	24.8%

NET INCOME	$5,490	$5,257	4.4%	$15,855	$14,833	6.9%
Net margin	18.6%	18.1%		14.8%	14.9%

EARNINGS PER SHARE OF COMMON STOCK:
ASSUMING DILUTION	$4.62	$4.18	10.5%	$13.06	$11.52	13.4%
BASIC	$4.68	$4.24	10.4%	$13.25	$11.69	13.3%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s):
ASSUMING DILUTION	1,188.7	1,258.4		1,213.8	1,287.4
BASIC	1,172.2	1,240.1		1,197.0	1,268.8

*                 Segment gross profit margins in 2010 reclassified to conform with 2011 presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	At	At
	December 31,	December 31,
(Dollars in Millions)	2011	2010

ASSETS

Current Assets:
Cash and cash equivalents	$11,922	$10,661
Marketable securities	—	990
Notes and accounts receivable - trade (net of allowances of $256 in 2011 and $324 in 2010)	11,179	10,834
Short-term financing receivables (net of allowances of $311 in 2011 and $342 in 2010)	16,901	16,257
Other accounts receivable (net of allowances of $11 in 2011 and $10 in 2010)	1,481	1,134
Inventories, at lower of average cost or market:
Finished goods	589	432
Work in process and raw materials	2,007	2,018

Total inventories	2,595	2,450
Deferred taxes	1,601	1,564
Prepaid expenses and other current assets	5,249	4,226

Total Current Assets	50,928	48,116

Property, plant and equipment	40,124	40,289
Less: Accumulated depreciation	26,241	26,193

Property, plant and equipment - net	13,883	14,096
Long-term financing receivables (net of allowances of $38 in 2011 and $58 in 2010)	10,776	10,548
Prepaid pension assets	2,843	3,068
Deferred taxes	3,503	3,220
Goodwill	26,213	25,136
Intangible assets - net	3,392	3,488
Investments and sundry assets	4,895	5,778

Total Assets	$116,433	$113,452

LIABILITIES AND EQUITY

Current Liabilities:
Taxes	$3,313	$4,216
Short-term debt	8,463	6,778
Accounts payable	8,517	7,804
Compensation and benefits	5,099	5,028
Deferred income	12,197	11,580
Other accrued expenses and liabilities	4,535	5,156

Total Current Liabilities	42,123	40,562

Long-term debt	22,857	21,846
Retirement and nonpension postretirement benefit obligations	18,374	15,978
Deferred income	3,847	3,666
Other liabilities	8,996	8,226

Total Liabilities	96,197	90,279

Contingencies and commitments

EQUITY
IBM Stockholders’ Equity:
Common stock	48,129	45,418
Retained earnings	104,857	92,532
Treasury stock — at cost	(110,963)	(96,161)
Accumulated other comprehensive income/(loss)	(21,885)	(18,743)

Total IBM stockholders’ equity	20,138	23,046

Noncontrolling interests	97	126

Total Equity	20,236	23,172

Total Liabilities and Equity	$116,433	$113,452

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

	Three Months		Twelve Months
	Ended		Ended
	December 31,		December 31,
(Dollars in Millions)	2011	2010	2011	2010

Net Cash from Operating Activities per GAAP:	$7,097	$6,795	$19,846	$19,549

Less: the change in Global Financing (GF) Receivables	(2,927)	(2,991)	(817)	(734)

Net Cash from Operating Activities (Excluding GF Receivables)	10,024	9,786	20,663	20,283

Capital Expenditures, Net	(1,059)	(1,103)	(4,059)	(3,984)

Free Cash Flow (Excluding GF Receivables)	8,965	8,683	16,604	16,299

Acquisitions	(1,588)	(2,928)	(1,811)	(5,922)
Divestitures	10	55	14	55
Dividends	(880)	(808)	(3,473)	(3,177)
Share Repurchase	(3,581)	(3,601)	(15,046)	(15,375)
Non-GF Debt	599	745	1,692	2,279
Other (includes GF Receivables, and GF Debt)	(2,906)	(1,582)	2,291	3,518

Change in Cash, Cash Equivalents and Short-term Marketable Securities	$619	$564	$271	$(2,322)

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

	FOURTH-QUARTER 2011
	Revenue			Pre-tax	Pre-tax
(Dollars in Millions)	External	Internal	Total	Income	Margin

SEGMENTS

Global Technology Services	$10,452	$299	$10,751	$1,930	18.0%
Y-T-Y change	2.8%	0.2%	2.7%	18.0%

Global Business Services	4,877	193	5,069	841	16.6%
Y-T-Y change	2.5%	-3.4%	2.3%	14.4%

Software	7,648	851	8,499	3,710	43.7%
Y-T-Y change	8.7%	9.9%	8.8%	12.5%

Systems and Technology	5,803	186	5,989	790	13.2%
Y-T-Y change	-7.6%	-19.8%	-8.0%	-32.6%

Global Financing	548	569	1,116	514	46.1%
Y-T-Y change	-12.9%	-1.1%	-7.2%	-9.1%

TOTAL REPORTABLE SEGMENTS	$29,328	$2,098	$31,425	$7,786	24.8%
Y-T-Y change	1.6%	0.9%	1.5%	5.1%

Eliminations / Other	159	(2,098)	(1,939)	(512)

TOTAL IBM CONSOLIDATED	$29,486	$0	$29,486	$7,274	24.7%
Y-T-Y change	1.6%		1.6%	4.6%

	FOURTH-QUARTER 2010
	Revenue			Pre-tax	Pre-tax
(Dollars in Millions)	External	Internal	Total	Income*	Margin*

SEGMENTS

Global Technology Services	$10,165	$299	$10,464	$1,635	15.6%

Global Business Services	4,758	199	4,957	735	14.8%

Software	7,039	774	7,813	3,299	42.2%

Systems and Technology	6,277	232	6,509	1,173	18.0%

Global Financing	628	575	1,203	566	47.0%

TOTAL REPORTABLE SEGMENTS	$28,867	$2,079	$30,947	$7,408	23.9%

Eliminations / Other	151	(2,079)	(1,928)	(452)

TOTAL IBM CONSOLIDATED	$29,019	$0	$29,019	$6,956	24.0%

*  Reclassified to conform with 2011 presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

	TWELVE-MONTHS 2011
	Revenue			Pre-tax	Pre-tax
(Dollars in Millions)	External	Internal	Total	Income	Margin

SEGMENTS

Global Technology Services	$40,879	$1,242	$42,121	$6,284	14.9%
Y-T-Y change	7.0%	-5.3%	6.6%	14.3%

Global Business Services	19,284	797	20,081	3,006	15.0%
Y-T-Y change	5.8%	-0.2%	5.6%	18.1%

Software	24,944	3,276	28,219	9,970	35.3%
Y-T-Y change	10.9%	11.0%	10.9%	5.3%

Systems and Technology	18,985	838	19,823	1,633	8.2%
Y-T-Y change	5.6%	4.3%	5.6%	12.2%

Global Financing	2,102	2,092	4,195	2,011	47.9%
Y-T-Y change	-6.1%	13.6%	2.8%	2.8%

TOTAL REPORTABLE SEGMENTS	$106,194	$8,246	$114,440	$22,904	20.0%
Y-T-Y change	7.1%	7.0%	7.1%	9.5%

Eliminations / Other	722	(8,246)	(7,524)	(1,901)

TOTAL IBM CONSOLIDATED	$106,916	$0	$106,916	$21,003	19.6%
Y-T-Y change	7.1%		7.1%	6.5%

	TWELVE-MONTHS 2010
	Revenue			Pre-tax	Pre-tax
(Dollars in Millions)	External	Internal	Total	Income*	Margin*

SEGMENTS

Global Technology Services	$38,201	$1,313	$39,514	$5,499	13.9%

Global Business Services	18,223	798	19,021	2,546	13.4%

Software	22,485	2,950	25,436	9,466	37.2%

Systems and Technology	17,973	804	18,777	1,456	7.8%

Global Financing	2,238	1,842	4,080	1,956	48.0%

TOTAL REPORTABLE SEGMENTS	$99,120	$7,707	$106,827	$20,923	19.6%

Eliminations / Other	750	(7,707)	(6,956)	(1,200)

TOTAL IBM CONSOLIDATED	$99,870	$0	$99,870	$19,723	19.7%

* Reclassified to conform with 2011 presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING RESULTS RECONCILIATION

(Dollars in millions except per share amounts)

	FOURTH-QUARTER 2011
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)

Gross Profit	$14,722	$81		$(10)		$14,793

Gross Profit Margin	49.9%	0.3	Pts	-0.0	Pts	50.2%

S,G&A	6,076	(82)		2		5,996

R,D&E	1,555	0		23		1,578

Other (Income) & Expense	(44)	(2)		0		(46)

Total Expense & Other (Income)	7,448	(85)		25		7,388

Pre-Tax Income	7,274	166		(35)		7,405

Pre-Tax Income Margin	24.7%	0.6	Pts	-0.1	Pts	25.1%

Provision for Income Taxes***	1,784	47		(24)		1,808

Effective Tax Rate	24.5%	0.1	Pts	-0.2	Pts	24.4%

Net Income	5,490	119		(12)		5,597

Net Income Margin	18.6%	0.4	Pts	-0.0	Pts	19.0%

Diluted Earnings Per Share	$4.62	$0.10		$(0.01)		$4.71

	FOURTH-QUARTER 2010
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)

Gross Profit	$14,227	$82		$(60)		$14,249

Gross Profit Margin	49.0%	0.3	Pts	-0.2	Pts	49.1%

S,G&A	5,951	(95)		28		5,884

R,D&E	1,578	0		33		1,611

Other (Income) & Expense	(42)	(2)		0		(44)

Total Expense & Other (Income)	7,271	(98)		61		7,235

Pre-Tax Income	6,956	180		(121)		7,015

Pre-Tax Income Margin	24.0%	0.6	Pts	-0.4	Pts	24.2%

Provision for Income Taxes***	1,698	10		(47)		1,661

Effective Tax Rate	24.4%	-0.5	Pts	-0.3	Pts	23.7%

Net Income	5,257	170		(74)		5,354

Net Income Margin	18.1%	0.6	Pts	-0.3	Pts	18.5%

Diluted Earnings Per Share	$4.18	$0.14		$(0.06)		$4.25

*  Includes amortization of acquired intangible assets and other acquisition-related charges.

**  Includes retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

***  Tax impact on operating (non-GAAP) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income which employs an annual effective tax rate method to the results.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING RESULTS RECONCILIATION

(Dollars in millions except per share amounts)

	TWELVE-MONTHS 2011
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)

Gross Profit	$50,138	$341		$2		$50,481

Gross Profit Margin	46.9%	0.3	Pts	0.0	Pts	47.2%

S,G&A	23,594	(309)		(13)		23,272

R,D&E	6,258	0		88		6,345

Other (Income) & Expense	(20)	(25)		0		(45)

Total Expense & Other (Income)	29,135	(334)		74		28,875

Pre-Tax Income	21,003	675		(72)		21,605

Pre-Tax Income Margin	19.6%	0.6	Pts	-0.1	Pts	20.2%

Provision for Income Taxes***	5,148	179		(40)		5,287

Effective Tax Rate	24.5%	0.1	Pts	-0.1	Pts	24.5%

Net Income	15,855	495		(32)		16,318

Net Income Margin	14.8%	0.5	Pts	-0.0	Pts	15.3%

Diluted Earnings Per Share	$13.06	$0.41		$(0.03)		$13.44

	TWELVE-MONTHS 2010
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)

Gross Profit	$46,014	$260		$(204)		$46,070

Gross Profit Margin	46.1%	0.3	Pts	-0.2	Pts	46.1%

S,G&A	21,837	(294)		84		21,628

R,D&E	6,026	0		126		6,152

Other (Income) & Expense	(787)	(4)		0		(791)

Total Expense & Other (Income)	26,291	(298)		210		26,202

Pre-Tax Income	19,723	558		(414)		19,867

Pre-Tax Income Margin	19.7%	0.6	Pts	-0.4	Pts	19.9%

Provision for Income Taxes***	4,890	116		(162)		4,844

Effective Tax Rate	24.8%	-0.1	Pts	-0.3	Pts	24.4%

Net Income	14,833	443		(253)		15,023

Net Income Margin	14.9%	0.4	Pts	-0.3	Pts	15.0%

Diluted Earnings Per Share	$11.52	$0.34		$(0.20)		$11.67

*  Includes amortization of acquired intangible assets and other acquisition-related charges.

**  Includes retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

***  Tax impact on operating (non-GAAP) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income which employs an annual effective tax rate method to the results.

Contact:	IBM
Mike Fay, 914-499-6107
mikefay@us.ibm.com

John Bukovinsky, 732-618-3531
jbuko@us.ibm.com

ATTACHMENT II

4Q 2011 Earnings Presentation January 19, 2012 www.ibm.com/investor

Forward Looking Statements and Non-GAAP Information Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company's current assumptions regarding future business and financial performance. Those statements by their nature address matters that are uncertain to different degrees. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company's filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Any forward-looking statement made during this presentation Investor Relations. speaks only as of the date on which it is made. The company assumes no obligation to update or revise any forward-looking statements. These charts and the associated remarks and comments are integrally related, and are intended to be presented and understood together. In an effort to provide additional and useful information regarding the company’s financial results and other financial information as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, certain non-GAAP information including "operating earnings" and other "operating" financial measures. The rationale for management’s use of this non-GAAP information, the reconciliation of that information to GAAP, and other related information are included in supplementary materials entitled “Non-GAAP Supplementary Materials” that are posted on the Company’s investor relations web site at http://www.ibm.com/investor/4q11/ The Non-GAAP Supplementary Materials are also included as Attachment II to the Company’s Form 8-K dated January 19, 2012. www.ibm.com/investor 2

2011 Summary 4Q11 FY11 $ Yr/Yr $ Yr/Yr Revenue $29. 5B +2% $106. 9B +7% Operating Pre-Tax Income $7.4B +6% $21.6B +9% Operating (Non-GAAP) EPS $4.71 +11% $13.44 +15% 4Q Segment highlights: • Continued momentum in Software: Revenue +9%, Profit +12% • Services revenue led by growth markets +13% @CC; Services Profit +17%• Continued strength and share gain in Power Expanded operating margins: gross (+1.1 pts), pre-tax (+0.9 pts), net (+0.5 pts) 9th consecutive year of double-digit EPS growth Generated $9B of Free Cash Flow in the quarter, $16.6B for the year www.ibm.com/investor 3 Expect at least $14.85 of Operating EPS in 2012

Key Financial Metrics P&L Ratios (Operating) 4Q11 B/(W) Yr/Yr P&L Highlights 4Q11 B/(W) Yr/Yr $ in Billions, except EPS GP Margin 50.2% 1.1 pts PTI Margin 25.1% 0.9 pts Revenue $29.5 2% @CC 1% NI Margin 19.0% 0.5 pts Tax Rate 24.4% (0.7 pts) PTI – Operating $7.4 6% EPS – Operating $4.71 11% Cash Highlights 4Q11 Last 12 Mos. Free Cash Flow (excl GF Receivables) $9.0 &16.6 Share Repurchase 3.6 15.0 Dividends 0.9 3.5 www.ibm.com/investor 4 Cash Balance @ Dec. 31 11.9

Revenue by Geography 4Q11 Rptd @CC $ in Billions B/(W) Yr/Yr Americas $12.5 3% 3% Europe/ME/A 9.6 1% 1% EMEA Canada/ LA Asia Pacific 6.7 2% (1%) OEM 0.7 (9%) (9%) APac U.S. +1% Japan IBM $29.5 2% 1% Major Markets Flat Flat Japan - 9% @CC OEM Growth Markets 7% 8% BRIC Countries 10% 11% www.ibm.com/investor 5 Performance led by Growth Markets

Revenue and Gross Profit Margin by Segment B/(W) B/(W) $ in Billions Operating Gross Profit Margin Revenue 4Q11 Yr/Yr Rptd @CC 4Q11 Yr/Yr Pts Global Technology Services $10.5 3% 3% 36.6% 2.1 pts Global Business Services 4.9 3% 2% 29.3% 1.3 pts Software 7.6 9% 9% 89.8% 0.2 pts Systems & Technology 5.8 (8%) (8%) 40.5% (3.1 pts) Global Financing 0.5 (13%) (13%) 49.7% (2.1 pts) Total Revenue & $29.5 2% 1% 50.2% 1.1 pts Operating GP Margin www.ibm.com/investor 6 Revenue growth led by Software; GP Margin driven by Services and Mix 6

Expense Summary B/(W) Yr/Yr 4Q11 B/(W) Yr/Yr Currency Acq.* Base SG&A – Operating $6.0 (2%) 0 pts (1 pts) (1 pts) $ in Billions Drivers RD&E – Operating 1.6 2% 0 pts (2 pts) 3 pts IP and Development Income (0.3) (20%) Other (Income)/Expense 0.0 5% Interest Expense 0.1 (12%) Operating Expense & Other Income $7.4 (2%) 0 pts (1 pts) (1 pts) * Includes acquisitions made in the last twelve months, net of non-operating acquisition-related charges www.ibm.com/investor 7

Services Segments B/(W) Yr/Yr 4Q11 Rptd @CC Global Technology Services (GTS) Global Business Services (GBS) $ in Billions B/(W) Yr/Yr 4Q11 Rptd @CC $ in Billions Revenue (External) $10.5 3% 3% Gross Margin (External) 36.6% 2.1 pts Pre-Tax Income $1.9 18% PTI Margin 18.0% 2.3 pts Revenue (External) $4.9 3% 2% Gross Margin (External) 29.3% 1.3 pts Pre-Tax Income $0.8 14% PTI Margin 16.6% 1.8 pts 4Q11 Revenue (% of Total Services) 4Q11 Revenue Yr/Yr GTS Rptd @CC GTS Outsourcing 3% 3% Integrated Technology Services 5% 4% Maintenance (1%) (1%) GBS Outsourcing 5% 4% GTS Outsourcing 40% Maint. 12% ITS 16% GBS Outsourcing Consulting & Systems Integration 2% 1% 4Q11 Services Backlog $141B ($2B) Flat GBS C&SI 25% GBS Outsourcing 7% www.ibm.com/investor 8 Strong profit growth and margin expansion

Total Services Backlog Run Out 2011 Revenue (% of Total Services) 60 Services Run Out 40 50 Revenue from base growth and new signings Outsourcing 47% Transactional 40% 20 30 ($B) 70% Revenue from 12/31/10 Backlog 70% Revenue from 12/31/11 Backlog Maint. 13% 10 +3% Yr/Yr * 0 2011 2012 Revenue from Base Growth Revenue from New Signings www.ibm.com/investor 9 Revenue from Backlog * @ consistent foreign exchange rates Yr/Yr

Software Segment g B/(W) Yr/Yr 4Q11 Rptd @CC Revenue (External) $7.6 9% 9% $ in Billions Gross Margin (External) 89.8% 0.2 pts Pre-Tax Income $3.7 12% PTI Margin 43.7% 1.4 pts 4Q11 Revenue Yr/Yr Rptd @CC WebSphere Family 21% 21% Information Management 9% 9% 4Q11 Revenue (% of Total Software) Tivoli 14% 14% Lotus (2%) (3%) Rational 4% 4% Key Branded Middleware Other Middleware 16% Key Branded Middleware 11% 11% Total Middleware 10% 10% Total Software 9% 9% 68% Operating Systems 9% Other 7% www.ibm.com/investor 10 Fifth consecutive quarter of double-digit growth in Branded Middleware

Systems & Technology Segment B/(W) Yr/Yr 4Q11 Rptd @CC Revenue (External) $5.8 (8%) (8%) $ in Billions Gross Margin (External) 40.5% (3.1 pts) Pre-Tax Income $0.8 (33%) PTI Margin 13.2% (4.8 pts) 4Q11 Revenue (% of Total Sys & Tech) 4Q11 Revenue Yr/Yr Rptd @CC System z (31%) (31%) Power Systems 6% 6% Servers 66% Storage 20% RSS Micro OEM 10% System x (2%) (3%) Storage (1%) (1%) Retail Store Solutions 9% 9% Total Systems (7%) (7%) Microelectronics OEM (11%) (11%) Total Systems & Technology (8%) (8%) www.ibm.com/investor 11 Power Systems extend Unix leadership with record competitive displacements

Cash Flow Analysis $2.6 (1.2) (0.6) 0.3 (0.3) 0.0 4.1 0.3 (0.1) 0.4 (0.1) $0.3 B/(W) Yr/Yr $0.3 $0.1 $0.6 Change in Cash & Marketable Securities 2.3 1.7 (15.0) (3.5) 0.0 (1.8) 16.6 (4.1) 20.7 (0.8) $19.8 FY11 (1.3) (2.9) Other (includes GF A/R & GF Debt) (0.1) 0.6 Non-GF Debt 0.0 (3.6) Share Repurchases (0.1) (0.9) Dividends 0.0 0.0 Divestitures 1.3 (1.6) Acquisitions 0.3 9.0 Free Cash Flow (excluding GF Receivables) 0.0 (1.1) Net Capital Expenditures B/(W) Yr/Yr 4Q11 0.2 10.0 Net Cash from Operations (excluding GF Receivables) 0.1 (2.9) Less: Global Financing Receivables $0.3 $7.1 Net Cash from Operations $ in Billions

Balance Sheet Summary Dec. 10 Dec. 11 Cash & Marketable Securities $11.7 $11.9 $ in Billions Non-GF Assets* 67.3 69.4 Global Financing Assets 34.5 35.1 Total Assets 113.5 116.4 Other Liabilities 61.7 64.9 Non-GF Debt* 5.8 8.0 Global Financing Debt 22.8 23.3 Total Debt 28.6 31.3 Total Liabilities 90.3 96.2 Equity 23.2 20.2 Non-GF Debt / Capital 23% 32% Global Financing Leverage 7.0 7.2 www.ibm.com/investor 13 * Includes eliminations of inter-company activity

Operating EPS Bridge – 4Q10 to 4Q11 $ 0.13 $0.26 $4.71 Gross Margin 0.19 Expense E/R (0.02) $0.07 $4.25 Tax (0.04) 4Q10 Operating EPS Revenue Growth @ Actual Margin Expansi on Share Repurchase 4Q11 Operating EPS www.ibm.com/investor 14

2010 Operating EPS Revenue Growth @ Actual Margin Expansion Share Repurchases 2011 Operating EPS Operating EPS Bridge – FY10 to FY11 Tax (0.01) Gross Margin 0.68 Expense E/R (0.49) $11.67 $0.82 $0.18 $0.77 $13.44

FY 2011 Summary Continued strength in growth initiatives Growth markets +11% @CC yr/yr, 22% of Geo revenue Business analytics +16% yr/yr Smarter Planet +47% yr/yr Cloud >3x yr/yr Expanded margins in line with the model Operating gross profit margin +1.1 pts Operating pre-tax margin +0.3 pts Generated $16.6B Free Cash Flow Leveraging cash generation to return value to shareholders $15B share repurchases; $3.5B dividends 2010 2015e $11.67 At least $20 Expect at least $14.85 of Operating EPS in 2012 2011 $13.44 2012e $14.85+ Operating EPS

IBM Transformation Continues Operating PTI / EPS * At Least $20 Segment Operating PTI Operating EPS At Least $14.85 $13.44 '00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12e '13e '14e '15e Hardware / Financing Services Software www.ibm.com/investor 17 Sum of external segment pre-tax income not equal to IBM pre-tax income *Non-GAAP: Excludes acquisition-related charges and non-operating retirement-related charges 2000 & 2001 segments not restated for stock based compensation; 2000-2010 Segment PTI is reclassified to conform with 2011 operating presentation

www.ibm.com/investor 18

Supplemental Materials Supplemental Materials Currency – Year/Year Comparison Supplemental Segment Information – Global Services Supplemental Segment Information – Systems & Technology, Software Global Financing Portfolio Key Financial Metrics – FY 2011 Some columns and rows in these materials, including the supplemental exhibits, may not add due to rounding Revenue by Geography – FY 2011 Revenue by Segment – FY 2011 Revenue by Key Industry Sales Unit – 4Q and FY 2011 Gross Margins by Segment – FY 2011 Expense Summary – FY 2011 Pre-Tax Income by Segment – FY 2011 Cash Flow (FAS 95) Retirement-Related Charges Retirement-Related Charges Retirement-Related Charges Non-GAAP Supplementary Materials • Operating (Non-GAAP) Earnings Per Share and Related Income Statement Items, Constant Currency • Cash Flow, Debt-to-Capital Ratio, Other Items • Reconciliation of Operating Earnings Per Share • 4Q 2011 GAAP to Operating (Non-GAAP) Bridge • GAAP to Operating (Non-GAAP) Bridge – 4Q 2010 • GAAP to Operating (Non-GAAP) Bridge – FY 2011 • GAAP to Operating (Non-GAAP) Bridge – FY 2010 • GAAP to Operating (Non-GAAP) Bridge – 4Q 2011 • GAAP to Operating (Non-GAAP) Bridge – 4Q 2010 • GAAP to Operating (Non-GAAP) Bridge – FY 2011 • GAAP to Operating (Non-GAAP) Bridge – FY 2010 • Reconciliation of Revenue Growth – Geographies • Reconciliation of GBS Revenue Growth • Reconciliation of B/(W) Yr/Yr Expense Drivers – 4Q11 • Reconciliation of B/(W) Yr/Yr Expense Drivers – FY11 • Reconciliation of Debt-to-Capital Ratio • Reconciliation of Operating EPS Bridge 4Q10 to 4Q11 • Reconciliation of Operating EPS Bridge FY10 to FY11 • Reconciliation of Consolidated EPS www.ibm.com/investor 19 • Reconciliation of Segment Pre-Tax Income and Margin Growth

Currency – Year/Year Comparison Supplemental Materials 3Q11 Yr/Yr 4Q11 Yr/Yr 1/18 Spot 1Q12 2Q12 3Q12 4Q12 FY12 Yr/Yr @ 1/18 Spot Quarterly Averages per US $ Euro 0.71 8% 0.74 (1%) 0.78 (7%) (12%) (10%) (5%) (8%) Pound 0.62 4% 0.64 (1%) 0.65 (4%) (6%) (4%) (2%) (4%) Yen 78 9% 77 6% 77 7% 6% 1% 1% 4% IBM Revenue Impact 5 pts 0 pts ~(1 pts) ~(3 pts) ~(3 pts) ~(1 pts) ~(2 pts) Vs. 10/14 View - Pts B/(W) (1 pts) - $B B/(W) ($0.3) (US$B) Yr/Yr $29.5 2% 0.1 0 pts Revenue As Reported Currency Impact www.ibm.com/investor 20 $29.4 1% Revenue @CC

Supplemental Segment Information – 4Q 2011 Supplemental Materials $ in Billions Backlog Global Services 4Q11 Yr/Yr @ CC Revenue Growth Global Services Yr/Yr @CC Supplemental Revenue Information Supplemental Backlog / Signings Information Total Backlog $141 ($2) Flat Change in Backlog due to Currency Quarter-to-Quarter ($1) GTS Outsourcing 3% 3% Integrated Tech Services 5% 4% Maintenance (1%) (1%) Year-to-Year ($2) Outsourcing Backlog $93 ($4) ($3) $ in Billions Signings Total GTS 3% 3% GBS Outsourcing 5% 4% Global Services 4Q11 Yr/Yr @CC Outsourcing $11.6 (16%) (15%) - GTS O/S, GBS O/S (AMS) Transactional 8.8 5% 4% GBS C&SI 2% 1% Total GBS 3% 2% Total Outsourcing 4% 3% - ITS, Consulting & AMS SI (incl. US Federal) Total Signings $20.4 (8%) (8%) Total Transactional 3% 2% Maintenance (1%) (1%) www.ibm.com/investor 21 Note: Actual backlog calculated using December 31 currency spot rates Note: Actual backlog calculated using December 31 currency spot rates

Supplemental Segment Information – 4Q 2011 Supplemental Materials Revenue Growth Revenue Growth Systems & Technology Yr/Yr @CC GP% Share System z (31%) (31%) 6% 6% Software Yr/Yr @CC WebSphere Family 21% 21% Information Management 9% 9% Power Systems System x (2%) (3%) = Storage (1%) (1%) = Tivoli 14% 14% Lotus (2%) (3%) Rational 4% 4% 11% 11% Retail Store Solutions 9% 9% Total Systems (7%) (7%) Microelectronics OEM (11%) (11%) Key Branded Middleware Other Middleware 3% 3% Total Middleware 10% 10% Operating Systems 3% 3% Total Systems & Technology (8%) (8%) Other Software/Services 6% 6% Total Software 9% 9% www.ibm.com/investor 22

Global Financing Portfolio Supplemental Materials 4Q11 – $27.0B Net External Receivables Investment Grade Non-Investment Grade 30% 40% 50% 6 3% 3 7% 24% 39% 20% 10% 5% 2% 0% 10% 20% Aaa-A3 Baa1-Baa3 Ba1-Ba2 Ba3-B1 B2-B3 Caa-D 4Q11 3Q11 4Q10 Identified Loss Rate 0.8% 1.0% 1.1% Anticipated Loss Rate 0.5% 0.3% 0.4% Reserve Coverage 1.3% 1.3% 1.5% Client Days Delinquent Outstanding 1.9 2.7 2.4 www.ibm.com/investor 23 Commercial A/R > 30 Days $37M $46M $20M

Key Financial Metrics – FY 2011 Supplemental Materials P&L Ratios (Operating) FY11 B/(W) Yr/Yr P&L Highlights FY11 B/(W) Yr/Yr $ in Billions, except EPS GP Margin 47.2% 1.1 pts PTI Margin 20.2% 0.3 pts Revenue $106.9 7% @CC 3% NI Margin 15.3% 0.2 pts Tax Rate 24.5% (0.1 pts) PTI – Operating $21.6 9% EPS – Operating $13.44 15% Cash Highlights FY11 Free Cash Flow (excl GF Receivables) $16.6 Share Repurchase 15.0 Dividends 3.5 Cash Balance @ Dec. 31 11.9 www.ibm.com/investor 24

Revenue by Geography – FY 2011 Supplemental Materials y FY11 Rtd @CC $ in Billions B/(W) Yr/Yr Americas $44.9 7% 6% Europe/ME/A 34.0 7% 2% Canada/ LA Asia Pacific 25.3 9% 2% OEM 2.7 (2%) (3%) U.S. +4% EMEA IBM $106.9 7% 3% Major Markets 5% 2% APac Japan - 7% @CC OEM Growth Markets 16% 11% BRIC Countries 19% 16% www.ibm.com/investor 25

Revenue by Segment – FY 2011 Supplemental Materials FY11 Rptd @CC Global Technology Services $40.9 7% 3% $ in Billions B/(W) Yr/Yr Global Business Services 19.3 6% 1% Software 24.9 11% 8% Systems 19 0 6% 3% Global Technology Services Software Global Financing 2.1 (6%) (9%) $106.9 7% 3% Total IBM 106.9 Global Financing Services www.ibm.com/investor 26

Revenue by Key Industry Sales Unit – 4Q & FY 2011 Supplemental Materials $ in Billions B/(W) Yr/Yr 4Q11 Rptd @CC Financial Services $8.9 Flat (1%) Public 4 4 Flat Flat FY11 B(W) Yr/Yr Rptd @CC $31.8 9% 5% 16.1 3% Flat Industrial 2.9 3% 2% Distribution 2.9 6% 6% Communications 2.8 5% 6% 10.6 5% 1% 10.3 7% 4% 10.5 9% 6% General Business 6.1 7% 7% 10.5 21.6 12% 8% Total IBM $29.5 2% 1% $106.9 7% 3% www.ibm.com/investor 27

1.6 pts 39.8% Systems & Technology 0.5 pts 88.5% Software FY11 1.1 pts 47.2% Total IBM - Operating (1.5 pts) 49.8% Global Financing 0.7 pts 28.8% Global Business Services 0.5 pts 35.0% Global Technology Services B/(W) Yr/Yr Pts Gross Margins by Segment – FY 2011 External Gross Profit Margins Supplemental Materials

Expense Summary – FY 2011 Supplemental Materials B/(W) Yr/Yr FY11 B/(W) Yr/Yr Drivers Currency Acq.* Base SG&A – Operating $23.3 (8%) (3 pts) (3 pts) (2 pts) $ in Billions RD&E – Operating 6.3 (3%) (2 pts) (4 pts) 2 pts IP and Development Income (1.1) (4%) Other (Income)/Expense 0.0 (94%) Interest Expense 0.4 (12%) Operating Expense & Other Income $28.9 (10%) (4 pts) (3 pts) (3 pts) * Includes acquisitions made in the last twelve months, net of non-operating acquisition-related charges www.ibm.com/investor 29

Pre-Tax Income by Segment – FY 2011 0.3 pts 20.2% 9% $21.6 Total Operating PTI 47.9% 8.2% 35.3% 15.0% 14.9% PTI % 0.0 pts 0.5 pts (1.9 pts) 1.6 pts 1.0 pts B/(W) Yr/Yr 0.0 pts 0.3 pts 0.2 pts 1.1 pts 0.6 pts B/(W) Yr/Yr w/o Unique Items* 14% 18% 3.0 Global Business Services 3% 9% 12% 11% B/(W) Yr/Yr w/o Unique Items* 14% $6.3 Global Technology Services 5% 10.0 Software 2.0 1.6 PTI $ 3% 12% B/(W) Yr/Yr Global Financing Systems & Technology $ in Billions * 1Q11 Workforce Rebalancing charge of $221M 1Q10 PLM gain of $591M (Software) and Workforce Rebalancing charge of $557M Segment PTI $ Segment PTI Margin Supplemental Materials

Cash Flow (FAS 95) $ in Billions Supplemental Materials 4Q11 4Q10 FY11 FY10 Net Income from Operations $5.5 $5.3 $15.9 $14.8 Depreciation / Amortization of Intangibles 1.2 1.2 4.8 4.8 Stock-based Compensation 0.2 0.2 0.7 0.6 Working Capital / Other 3.1 3.1 (0.7) 0.0 Global Financing A/R (2.9) (3.0) (0.8) (0.7) Net Cash provided by Operating Activities 7.1 6.8 19.8 19.5 Capital Expenditures, net of payments & proceeds (1.1) (1.1) (4.1) (4.0) Divestitures, net of cash transferred 0.0 0.1 0.0 0.1 Acquisitions, net of cash acquired (1.6) (2.9) (1.8) (5.9) Marketable Securities / Other Investments, net (0.9) (0.1) 1.5 1.3 Net Cash used in Investing Activities (3.5) (4.1) (4.4) (8.5) Debt, net of payments & proceeds 1.2 1.4 2.4 2.3 Dividends (0.9) (0.8) (3.5) (3.2) Common Stock Repurchases (3.6) (3.6) (15.0) (15.4) Common Stock Transactions - Other 0.4 1.1 2.5 3.8 Net Cash used in Financing Activities (2.8) (1.9) (13.7) (12.4) Effect of Exchange Rate www.ibm.com/investor 31 changes on Cash (0.2) (0.1) (0.5) (0.1) Net Change in Cash & Cash Equivalents $0.6 $0.8 $1.3 ($1.5)

Retirement-Related Charges Supplemental Materials Funded Status* Actual ROA Expected ROA Discount Rate US WW US WW WW WW YE 2010 101% 99% 13.6% 11.7% 7.3% 4.7% YE 2011 98% 96% 8.4% 6.1% 7.3% 4.2% Pre-Tax Retirement-Related (Cost) / Income ($B) Non-Operating Operating $0.4 $0.1 ($0.4) ($0.8) ($0.0) ($1.9) ($1.9) ($1.9) ($1.9) ($1.8) ($1.9) ($1 9) 2009 2010 2011 2012 2013 2014 2015 Retirement-Related Cash Drivers ($B) 2009 2010 2011 2012 2013 2014 2015 ($1.4) ($1.4) ($1.4) ($1.4) ($1.5) ($1.7) ($1.5) ($1.9) ($1.9) ($1.9) ($1.9) ($1.8) ($1.9) ($1.9) www.ibm.com/investor 32 2009 2010 2011 2012 2013 2014 2015 Projection based on Dec ‘11 assumptions Actual 2009 2010 2011 2012 2013 2014 2015 * Tax-qualified plans

Retirement-Related Charges Supplemental Materials Funded Status* Expected ROA Actual ROA Discount Rate US WW WW WW WW YE 2010 101% 99% 7.3% 11.7% 4.7% YE 2011 98% 96% 7.3% 6.1% 4.2% Upside 7.3% 14.0% 4.7% Pre-Tax Retirement-Related (Cost) / Income ($B) p Downside 7.3% 0.0% 3.7% $0 1 $ 0.4 $0.5 Non-Operating Operating ($0.4) ($0.4) ($0.8) ($0.0) ($1 9) ($1.9) ($1.9) ($1.9) ($1.8) ($1.9) ($1.9) ~$2B Range 2009 2010 2011 2012 2013 2014 2015 Retirement-Related Cash Drivers ($B) 2009 2010 2011 2012 2013 2014 2015 ($1.4) ($1.4) ($1.4) ($1.4) ($1.5) ($1.7) ($1.5) ($1.9) ($1.9) ($1.9) ($1.9) ($1.8) ($1.9) ($1.9) www.ibm.com/investor 33 2009 2010 2011 2012 2013 2014 2015 Projection based on Dec ‘11 assumptions Actual 2009 2010 2011 2012 2013 2014 2015 * Tax-qualified plans Downside Case Upside Case

Retirement-Related Charges Supplemental Materials Non-operating Retirement-Related ($B) Pre-tax ( Cost) / Income $0.1 $0.4 $0.5 ($0.4) ($0 8) ($0.4) ($0.0) ) 2009 2010 2011 2012 2013 2014 2015 (0.8) ($0.3) ($0.5) ($0.4) $0.4 B/(W) Y/Y $0.4 ($0.1) Cash Drivers 2009 2010 2011 2012 2013 2014 2015 ($1.4) ($1.4) ($1.4) ($1.4) ($1.5) ($1.7) ($1.5) $0.1 ($0.0) ($0.0) $0.0 B/(W) Y/Y ($0.1) $0.2 www.ibm.com/investor 34 Projection based on Dec ‘11 assumptions Actual

Non-GAAP Supplementary Materials Supplemental Materials In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, the following Non-GAAP information which management believes provides useful information to investors. Operating (Non-GAAP) Earnings Per Share and Related Income Statement Items Management presents certain financial measures excluding the effects of certain acquisition-related charges, non-operating retirement-related costs, and any related tax impacts. Management uses the term "operating" to describe this view of the company's financial results and other financial information. For acquisitions, these measures exclude the amortization of purchased intangible assets and acquisition-related charges such as in-process research and development, transaction costs, applicable restructuring and related expenses, and tax charges related to acquisition integration. For retirement-related costs, the company has characterized certain items as operating and others as non-operating. The company includes service cost, amortization of prior service cost and the cost of defined contribution plans in its operating results. assets Non retirement-related costs include interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements, multi-employer plan costs, pension insolvency costs, and other costs. Non-operating costs primarily relate to changes in pension plan assets and liabilities which are tied to market performance, and management considers these costs to be outside the operational performance of the business. Management’s calculation of these operating measures, as presented, may differ from similarly titled measures reported by other companies. Overall, management believes that providing investors an operating view described with operating as above provides increased transparency and clarity into both the operational results of the business and the performance of the company’s pension plans, improves visibility to management decisions and their impacts on operational performance, enables better comparison to peer companies, and allows the company to provide a long term strategic view of the business going forward. For the 2015 earnings per share roadmap, the company is utilizing an operating view to establish its objectives and track its progress. Effective January 1, 2011, the company’s segment financial results and performance reflect operating earnings, consistent with the company’s management and measurement system. Constant Currency Management refers to growth rates at constant currency or adjusting for currency so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's business performance. Financial results adjusted for currency are calculated by translating current period activity in local currency using the comparable prior year period’s currency conversion rate. This approach is used currency. Generally, when the either strengthens www.ibm.com/investor 35 or used for countries where the functional currency is the local dollar or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.

Non-GAAP Supplementary Materials Supplemental Materials Cash Flow Management uses a free cash flow measure to evaluate the company’s operating results, plan share repurchase levels, evaluate strategic investments and assess the company’s ability and need to incur and service debt. The entire free cash flow amount is not necessarily available for discretionary expenditures. The company defines free cash flow as net cash from operating activities less the change in Global Financing receivables and net capital expenditures, including the investment in software. A key objective of the Global Financing business is to generate strong returns on equity, and increasing receivables is the basis for growth. Accordingly, management considers Global Financing receivables as a profit-generating investment, not as working capital that should be minimized for efficiency. Therefore, management includes presentations of both free cash flow from operations that exclude the effect of Global Financing receivables. Debt-to-Capital Ratio Management presents its debt-to-capital ratio excluding the Global Financing business. A financing business is managed on a leveraged basis. The company funds its Global Financing segment using a debt-to-equity ratio target of approximately 7 to 1. Given this significant leverage, the company presents a debt-to-capital ratio which excludes the Global Financing segment debt and equity because the company believes this is more representative of the company’s core business operations. Other Items Management presents certain financial results excluding the effects of the following items: (1) certain sale of income tax settlement payments, (2) the PLM divestiture ( representing the March 2010 sale of IBM activities associated with the sales and support of Dassault Systemes’ product lifecycle management (PLM) software, including customer contracts and related assets, to Dassault), (3) workforce rebalancing charges, and (4) Japan and Public Sector results. Management believes that presenting certain financial information without these items is more representative of the company’s operational performance and provides additional insight into, and clarifies the basis for, historical and/or future performance, which www.ibm.com/investor 36 may be more useful for investors.

Non-GAAP Supplemental Materials Supplementary Materials Reconciliation of Operating Earnings Per Share IBM GAAP EPS 2012 Expectations $14.16+ IBM Operating EPS (Non-GAAP) Adjustments $14.85+ Acquisition-Related Charges * Amortization of Purchased Intangibles Other Acquisition-Related Charges $0.43 $0.41 $0.02 Non-Operating Retirement-Related Items $0.26 * Includes acquisitions closed as of 12/31/2011 The above serves to reconcile the Non GAAP financial information contained in the “2011 Summary” and “FY 2011 Summary” discussion in the www.ibm.com/investor 37 company’s earnings presentation. See Slide 35 of this presentation for additional information on the use of these Non-GAAP financial measures.

Non-GAAP Supplementary Materials GAAP 4Q 2011 Supplemental Materials to $ in Millions, except EPS Acquisition-related Retirement-related Operating GAAP Adjustments* Retirement Adjustments** (Non-GAAP) Gross Profit $14,722 $81 ($10) $14,793 SG&A 6,076 (82) 2 5,996 RD&E 0 23 1,555 1,578 Other Income & Expense (44) (2) 0 (46) Total Operating Expense & Other Income 7,448 (85) 25 7,388 Pre-Tax Income 7,274 166 (35) 7,405 Tax *** 1,784 47 (24) 1,808 Net Income 5,490 119 (12) 5,597 Diluted Earnings Per Share $4.62 $0.10 ($0.01) $4.71 * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, and deal costs ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile Non GAAP financial information contained in the “2011 Summary ” “Key Financial Metrics” and “Expense Summary” www.ibm.com/investor 38 discussions in the company’s earnings presentation. See Slide 35 of this presentation for additional information on the use of these Non-GAAP financial measures.

Non-GAAP Supplementary Materials GAAP to Operating (Non-GAAP) Bridge — 4Q 2010 Supplemental Materials $ in Millions, except EPS Acquisition-related Retirement-related Operating GAAP Adjustments* Adjustments** (Non-GAAP) Gross Profit $14,227 $82 ($60) $14,249 SG&A 5,951 (95) 28 5,884 RD&E 0 33 1,578 1,611 Other Income & Expense (42) (2) 0 (44) Total Operating Expense & Other Income 7,271 (98) 61 7,235 Pre-Tax Income 6,956 180 (121) 7,015 Tax *** 1,698 10 (47) 1,661 Net Income 5,257 170 (74) 5,354 Diluted Earnings Per Share $4.18 $0.14 ($0.06) $4.25 * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, and deal costs ** Includes retirement related interest cost, expected return plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. reconcile Non GAAP financial information contained in the “2011 Summary ” “Key Financial Metrics” and “Expense Summary” www.ibm.com/investor 39 The above serves to discussions in the company’s earnings presentation. See Slide 35 of this presentation for additional information on the use of these Non-GAAP financial measures.

Non-GAAP Supplementary Materials GAAP to Operating Non -- Bridge GAAP) – FY 2011 Supplemental Materials $ in Millions, except EPS Acquisition-related Retirement-related Operating GAAP Adjustments* Adjustments** (Non-GAAP) Gross Profit $50,138 $341 $2 $50,481 SG&A 23,594 (309) (13) 23,272 RD&E 0 88 6,258 6,345 Other Income & Expense (20) (25) 0 (45) Total Operating Expense & Other Income 29,135 (334) 74 28,875 Pre-Tax Income 21,003 675 (72) 21,605 Tax *** 5,148 179 (40) 5,287 Net Income 15,855 495 (32) 16,318 Diluted Earnings Per Share $13.06 $0.41 ($0.03) $13.44 * Includes amortization of purchased intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, and deal costs ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. reconcile Non GAAP financial information contained in the “2011 Summary ” “FY 2011 Summary” “Key Financial Metrics Metrics www.ibm.com/investor 40 The above serves to the Non-Summary, FY Summary , Financial – FY 2011” and “Expense Summary – FY 2011” discussion in the company’s earnings presentation. See Slide 35 of this presentation for additional information on the use of these Non-GAAP financial measures.

Non-GAAP Supplementary Materials GAAP to Operating Non -- Bridge GAAP) – Supplemental Materials $ in Millions, except EPS Acquisition-related Retirement-related Operating GAAP Adjustments* Adjustments** (Non-GAAP) Gross Profit $46,014 $260 ($204) $46,070 SG&A 21,837 (294) 84 21,628 RD&E 0 126 6,026 6,152 Other Income & Expense (787) (4) 0 (791) Total Operating Expense & Other Income 26,291 (298) 210 26,202 Pre-Tax Income 19,723 558 (414) 19,867 Tax *** 4,890 116 (162) 4,844 Net Income 14,833 443 (253) 15,023 Diluted Earnings Per Share $11.52 $0.34 ($0.20) $11.67 * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, and deal costs ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. reconcile the Non GAAP financial information contained in the “FY 2011 Summary ” “2011 Summary” “Key Financial Metrics www.ibm.com/investor 41 The above serves Financial – FY 2011” and “Expense Summary – FY 2011” discussion in the company’s earnings presentation. See Slide 35 of this presentation for additional information on the use of these Non-GAAP financial measures.

Non-GAAP Supplementary Materials GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 2011 4Q GAAP Acquisitionrelated * adjustments Retirement-related * adjustments Operating (Non-GAAP) 49 9% 0 3 pts (0.0 pts) 50 2 % Gross Profit Margin PTI Margin 24.7% 0.6 pts (0.1 pts) 25.1 % Tax Rate *** 24.5% 0.1 pts (0.2 pts) 24.4% 18.6% 0.4 pts (0.0 pts) 19.0% Net Income Margin * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, and deal costs ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance The tax impact on Operating Non-(GAAP) Pre-Tax Income is calculated under accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. reconcile Non GAAP financial information contained in the “2011 Summary” and “Key Financial Metrics” www.ibm.com/investor 42 The above serves to discussions in the company’s earnings presentation. See Slide 35 of this presentation for additional information on the use of these Non-GAAP financial measures.

Non-GAAP Supplementary Materials Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 2010 4Q GAAP Acquisitionrelated * adjustments Retirementrelated ** adjustments Operating (Non-GAAP)  Gross Profit Margin 49.0% 0.3 Pts (0.2 49.1% PTI Margin 24.0% 0.6 pts (0.4 pts) 24.2 % Tax Rate *** 24.4% (0.5 pts) (0.3 pts) 23.7 % Net Income Margin 18.1% 0.6pts (0.3 pts) 18.5%* Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, and deal costs ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to As the Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile Non-GAAP financial information contained in the “2011 Summary” and “Key Financial Metrics” www.ibm.com/investor 43 company’s earnings presentation. See Slide 35 of this presentation for additional information on the use of these Non-GAAP financial measures.

Non-GAAP Supplementary Materials Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – FY 2011 GAAP Acquisitionrelated * adjustments Retirementrelated ** adjustments Operating (Non-GAAP) Gross Profit Margin 46.9% 0.3 pts 0.0 pts 47.2% PTI Margin 19.6% 0.6 pts (0.1 pts) 20.2% Tax Rate *** 24.5% 0.1 pts (0.1 pts) 24.5% Net Income Margin 14.9% 0.4 pts (0.3 pts) 15.0% * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, and deal costs ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on Operating Non-Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to the reconcile Non GAAP financial information contained in the “2011 Summary”, “FY 2011 Summary” and www.ibm.com/investor 44 metrics Financial – FY 2011” discussion in the company’s earnings presentation. See Slide 35 of this presentation for additional information on the use of these Non-GAAP financial measures.

Non-GAAP Supplementary Materials Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – FY 2010 GAAP Acquisitionrelated * adjustments Retirementrelated ** adjustments Operating (Non-GAAP) Gross Profit Margin 46.1% 0.3 pts (0.2 pts) 46.1 % PTI Margin 19.7% 0.6 pts (0.4 pts) 19.9 % Tax Rate *** 24.8% (0.1 pts) (0.3 pts) 24.4 % Net Income Margin 14.9 % pts 0.4 pts (0.3 pts) 15.0% * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, and deal costs ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on Operating (Non-GAAP) Pre-Tax Income is calculated under to same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile Non GAAP financial information contained in the “2011 Summary”, “FY 2011 Summary” and www.ibm.com/investor 45 Key Financial – Metrics FY 2011” discussion in the company’s earnings presentation. See Slide 35 of this presentation for additional information on the use of these Non-GAAP financial measures.

Non-GAAP Supplementary Materials Supplemental Materials Reconciliation of Revenue Growth As Rptd @CC 4Q11 Yr/Yr Japan Canada Germany (3%) 12% 3% (9%) 13% 4% UK Spain Growth Markets - Services 8% 8% 11% 9% 9% 13% As Rptd @CC FY11 Yr/Yr Japan 2% (7%) The above serves to reconcile Non-GAAP financial information contained in the “2011 Summary,” “Revenue by Geography” and www.ibm.com/investor 46 “Revenue by Geography – FY 2011” discussions in the company’s earnings presentation. See Slide 35 of this presentation for additional information on the use of these Non-GAAP financial measures.

Non-GAAP Supplemental Materials Reconciliation of GBS Revenue Growth As Rptd As Rptd (Excl. Japan and Public Sector) @CC (Excl. Japan and Public Sector) 4Q11 3% 8% 9% FY11 6% 12% 8% reconcile Non GAAP financial information contained in the “Services Segment” discussion in the company’s earnings www.ibm.com/investor 47 presentation. See Slides 35-36 of this presentation for additional information on the use of these Non-GAAP financial measures.

Non-GAAP Supplementary Materials Supplemental Materials GAAP Non-GAAP Adjustments Operating (Non-GAAP) Reconciliation of B/(W) Yr/Yr Expense Drivers – 4Q11 SG&A Currency 0 pts 0 pts 0 pts Acquisitions (1 pts) 0 pts (1 pts) Base (1 pts) 0 pts (1 pts) RD&E Currency 0 pts 0 pts 0 pts Acquisitions (2 pts) 0 pts (2 pts) Base 3 pts 1 pts 3 pts Operating Expense & Other Income Currency 0 pts 0 pts 0 pts Acquisitions (1 pts) 0 pts (1 pts) Base (1 pts) 0 pts (1 pts) The above serves to reconcile Non GAAP financial information contained in the “Expense Summary” discussion in the company’s earnings www.ibm.com/investor 48 See Slide 35 of this presentation for additional information on the use of these Non-GAAP financial measures.

Non-GAAP Supplementary Materials Supplemental Materials GAAP Non-GAAP Adjustments Operating (Non-GAAP) Reconciliation of B/(W) Yr/Yr Expense Drivers – FY11 SG&A Currency (3 pts) 0 pts (3 pts) Acquisitions (3 pts) 0 pts (3 pts) Base (2 pts) 0 pts (2 pts) RD&E Currency (2 pts) 0 pts (2 pts) Acquisitions (4 pts) 0 pts (4 pts) Base 2 pts 1 pts 2 pts Operating Expense & Other Income Currency (4 0 pts (4 pts) pts) Acquisitions (3 pts) 0 pts (3 pts) Base (3 pts) 0 pts (3 pts) reconcile Non GAAP financial information contained in the “2011” in the company’s www.ibm.com/investor 49 The above serves to the Non-Expense Summary – FY 2011 discussion earnings presentation. See Slide 35 of this presentation for additional information on the use of these Non-GAAP financial measures.

Non-Supplementary Materials GAAP Supplemental Materials Reconciliation of Debt-to-Capital Ratio FY11 FY10 Non-Global Financing Debt / Capital 32% 23% IBM Consolidated Debt / Capital 61% 55% The above serves to reconcile the Non-GAAP financial information contained in the “Balance Sheet Summary” discussion in the company’s earnings presentation. See Slide 36 of this presentation information on the use of these Non-GAAP financial www.ibm.com/investor 50 for additional measures.

Non-GAAP Supplementary Materials Supplemental Materials Reconciliation of Operating EPS Bridge 4Q10 to 4Q11 Acquisition-related Retirement-related Operating GAAP Adjustments* Adjustments** (Non-GAAP) 4Q10 EPS $4.18 $0.14 ($0.06) $4.25 Revenue growth @ actual 0.07 0.00 0.00 0.07 Margin expansion Gross Margin Expense Tax 0.16 (0.04) (0.01) 0.00 0.00 (0.04) 0.03 0.02 0.00 0.19 (0.02) (0.04) Share repurchases 0.26 0.00 0.00 0.26 4Q11 EPS $4.62 $0.10 ($0.01) $4.71 * Includes amortization of purchased intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance reconcile the Non-GAAP financial information contained in the “Operating EPS Bridge – 4Q11 4Q10 to 4Q11” in the www.ibm.com/investor 51 discussion company’s earnings presentation. See Slide 35 of this presentation for additional information on the use of these Non-GAAP financial measures.

Non-Supplementary Materials GAAP Supplemental Materials Reconciliation of Operating EPS Bridge FY10 to FY11 Acquisition-related Retirement-related Operating GAAP Adjustments* Adjustments** (Non-GAAP) FY10 EPS $11.52 $0.34 ($0.20) $11.67 Revenue growth @ actual 0.81 0.02 (0.01) 0.82 Margin expansion Gross Margin Expense Tax 0.51 (0.58) 0.05 0.04 0.01 (0. 02) 0.13 0.09 (0.04) 0.68 (0.49) (0.01) Share repurchases 0.75 0.02 0.00 0.77 FY11 EPS $13.06 $0.41 ($0.03) $13.44 * Includes amortization of purchased intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance reconcile Non GAAP financial information contained in the “FY10 FY11” in the www.ibm.com/investor 52 The above serves to the Non “Operating EPS Bridge – FY10 to FY11” discussion in the company’s earnings presentation. See Slide 35 of this presentation for additional information on the use of these Non-GAAP financial measures.

Non Non-Supplementary Materials GAAP Supplemental Materials Reconciliation of Consolidated EPS EPS (As Reported) Acquisition Related Non-Operating Retirement Related Operating EPS 2000 $3.88 $0.05 ($0.62) $3.32 2001 $ 3.94 $ 0.04 ($ 0.72) $ 3.26 ) 2002 $2.43 $0.07 ($0.68) $1.81 2003 $3.76 $0.13 ($0.48) $3.41 2004 $4.39 $0.13 ($0.19) $4.33 2005 $4.91 $0.14 $0.13 $5.18 2006 $6.05 $0.14 $0.12 $6.31 6.05 0.14 0.12 6.31 2007 $7.15 $0.17 $0.14 $7.46 2008 $8.89 $0.29 ($0.32) $8.86 2009 $10.01 $0.27 ($0.25) $10.03 2010 $ 11.52 $ 0.34 ($ 0.20) $ 11.67 The above serves to reconcile the Non-GAAP financial information contained in the “IBM Transformation Continues” discussion in the ) 2011 $13.06 $0.41 ($0.03) $13.44 www.ibm.com/investor 53 company’s earnings presentation. See Slide 35 of this presentation for additional information on the use of these Non-GAAP financial measures.

Non-GAAP Supplementary Materials Reconciliation of Segment Pre-Tax Income and Margin Growth 14% 18% 5% 12% 3% 1.0 pt 1.6 pts (1.9 pts) 0.5 pts 0.0 pts As Rptd (3 pts) (4 pts) (1 pt) (3 pts) 0 pts (0.4 pts) (0.4 pts) (0.2 pts) (0.2 pts) 0.0 pts Workforce Rebalancing 0 pts 0 pts 7 pts 0 pts 0 pts 0.0 pts 0.0 pts 2.3 pts 0.0 pts 0.0 pts PLM Gain Normalized 11% 14% 12% 9% 3% 0.6 pts 1.1 pts 0.2 pts 0.3 pts 0.0 pts Pre-Tax Income Growth Global Technology Services Global Business Services Software Systems & Technology Global Financing Pre-Tax Margin Growth Global Technology Services Global Business Services Software Systems & Technology Global Financing FY11 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Pre-Tax Income by Segment – FY 2011” discussion in the company’s earnings presentation. See Slide 36 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

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